As filed with the Securities and Exchange Commission on May 29, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CYTOKINETICS, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware	94-3291317
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

280 East Grand Avenue

South San Francisco, CA 94080

(Address of principal executive offices)

AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN

AMENDED AND RESTATED 2015 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Robert I. Blum

President and Chief Executive Officer

Cytokinetics, Incorporated

280 East Grand Avenue

South San Francisco, CA 94080

(650) 624-3000

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐	Smaller reporting company	☑

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Amended and Restated 2004 Equity Incentive Plan, Common Stock $0.001 par value	750,000	$21.40	$16,050,000	$2,084
Amended and Restated 2015 Employee Stock Purchase Plan, Common Stock $0.001 par value	500,000	$21.40	$10,700,000	$1,389
TOTAL:	1,250,000		$26,750,000	$3,473

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall cover any additional shares of the Company’s common stock (the “Common Stock”) which become issuable under the plans covered hereby by reason of any stock split, stock dividend, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the outstanding Common Stock.

(2)

Estimated in accordance with Rule 457(h) and Rule 457(c) under the Securities Act solely for the purpose of calculating the total registration fee. The computation is based upon the average of the high and low prices of the Common Stock as reported on The Nasdaq Global Select Market on May 21, 2020.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional (a) 750,000 shares of the Common Stock to be issued pursuant to the Amended and Restated 2004 Equity Incentive Plan (the “EIP”) in order to establish a pool from which to grant inducement awards to certain individuals as an inducement material to entering into employment with the Registrant, within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules and (b) 500,000 shares of Common Stock to be issued pursuant to the Company’s Amended and Restated 2015 Employee Stock Purchase Plan (the “ESPP”). The shares of the Common Stock previously reserved for issuance under the EIP were registered on the Registrant’s Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (the “SEC”) on May 4, 2004 (File No. 333-115146), June 20, 2005 (File No. 333-125973), April 14, 2006 (File No. 333-133323), August 11, 2006 (File No. 333-136524), February 28, 2007 (File No. 333-140963), March 14, 2008 (File No. 333-149713), August 7, 2008 (File No. 333-152850), August 6, 2009 (File No. 333-161116), August 4, 2010 (File No. 333-168520), August 5, 2011 (File No. 333-176089), August 6, 2012 (File No. 333-183091), August 7, 2013 (File No. 333-190458), August 5, 2015 (File No. 333-206101) and November 3, 2017 (File No. 333-221348), and the shares of the Common Stock previously reserved for issuance under the ESPP were registered on the Registrant’s Registration Statement on Form S-8 previously filed with the SEC on August 5, 2015 (File No. 333-206101), (collectively, the “Prior Registration Statements”).

This Registration Statement on Form S-8 relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of Common Stock issuable under the EIP and ESPP, are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

ITEM 8.	EXHIBITS

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation.
4.2(2)	Certificate of Amendment of Amended and Restated Certificate of Incorporation.
4.3(3)	Amended and Restated Bylaws.
4.4(4)	Certificate of Amendment of Amended and Restated Certificate of Incorporation.
4.4(5)	Certificate of Amendment of Amended and Restated Certificate of Incorporation.
4.4(6)	Specimen Common Stock Certificate.
5.1	Opinion of Cooley LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this Form S-8).
99.1	Amended and Restated 2004 Equity Incentive Plan.
99.2(7)	Amended and Restated 2015 Employee Stock Purchase Plan.

(1)	Incorporated by reference from the Company’s registration statement on Form S-3, registration number 333-174869, filed with the Securities and Exchange Commission on June 13, 2011.

(2)	Incorporated by reference from the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 4, 2011.

(3)	Incorporated by reference from the Company’s registration statement on Form S-1, registration number 333-112621, declared effective by the Securities and Exchange Commission on April 29, 2004.

(4)	Incorporated by reference from the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 25, 2013.

(5)	Incorporated by reference from the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 20, 2016.

(6)	Incorporated by reference from the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 9, 2007.

(7)	Incorporated by reference from the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on March 26, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Cytokinetics, Incorporated, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on this 29th day of May, 2020.

CYTOKINETICS, INCORPORATED

By:	/s/ Robert I. Blum
Robert I. Blum
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert I. Blum, Ching Jaw, Mark A. Schlossberg, and Robert Wong jointly and severally, as his or her attorneys-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert I. Blum	President, Chief Executive Officer and Director (Principal Executive Officer)	May 29, 2020
Robert I. Blum

/s/ Ching Jaw	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	May 29, 2020
Ching Jaw

/s/ Robert Wong	Vice President, Chief Accounting Officer (Principal Accounting Officer)	May 29, 2020
Robert Wong

/s/ L. Patrick Gage	Chairman of the Board of Directors	May 29, 2020
L. Patrick Gage, Ph.D.

/s/ Robert Califf	Director	May 29, 2020
Robert Califf, M.D.

/s/ Santo J. Costa	Director	May 29, 2020
Santo J. Costa

/s/ John T. Henderson	Director	May 29, 2020
John T. Henderson, M.B., Ch. B.

/s/ Edward M. Kaye	Director	May 29, 2020
Edward M. Kaye, M.D.

/s/ B. Lynne Parshall	Director	May 29, 2020
B. Lynne Parshall, Esq.

/s/ Sandford D. Smith	Director	May 29, 2020
Sandford D. Smith

/s/ Wendell Wierenga	Director	May 29, 2020
Wendell Wierenga, Ph. D.